Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2025 Results,
Reports Further Share Capture and Strong Profitability
Q4 Net Revenue of $3.3 billion with 21.3 million Active Customers

BOSTON, MA — February 19, 2026 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), the destination for all things home, today reported financial results for its fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
•Total net revenue of $3.3 billion, increased $216 million, up 6.9% year over year. Total net revenue excluding the impact of our exit from the German market grew 7.8% year over year
•U.S. net revenue of $2.9 billion, increased $202 million, up 7.4% year over year
•International net revenue of $395 million, increased $14 million, up 3.7% year over year. International Net Revenue Constant Currency Growth was 1.3%
•Gross profit was $1.0 billion, or 30.3% of total net revenue. Non-GAAP Contribution Profit was $511 million, or 15.3% of net revenue
•Net loss was $116 million and Non-GAAP Adjusted EBITDA was $224 million
•Diluted loss per share was $0.89 and Non-GAAP Adjusted Diluted Earnings Per Share was $0.85
•Net cash provided by operating activities was $202 million and Non-GAAP Free Cash Flow was $145 million
•Cash, cash equivalents and short-term investments totaled $1.5 billion and total liquidity was $1.9 billion, including availability under our revolving credit facility
Full Year 2025 Financial Highlights
•Total net revenue of $12.5 billion increased $606 million, up 5.1% year over year. Total net revenue excluding the impact of our exit from the German market grew 6.1% year over year
•U.S. net revenue of $11.0 billion increased $600 million, up 5.8% year over year
•International net revenue of $1.5 billion increased $6 million, up 0.4% year over year. International Net Revenue Constant Currency Growth was 0.2%
•Gross profit was $3.8 billion or 30.2% of total net revenue. Non-GAAP Contribution Profit was $1.9 billion, or 15.2% of net revenue.
•Net loss was $313 million and Non-GAAP Adjusted EBITDA was $743 million
•Diluted loss per share was $2.44 and Non-GAAP Adjusted Diluted Earnings Per Share was $2.60
•Net cash provided by operating activities was $534 million and Non-GAAP Free Cash Flow was $329 million
“Q4 capped off a tremendous year for Wayfair, with revenue growing 7.8% year-over-year excluding the impact of Germany. We had our third consecutive quarter of new customer growth, on top of healthy growth in repeat orders, all in the face of a category that contracted in the low single digits for the final quarter of the year. 2025 was a year where we returned to growth and accelerated throughout the year through a number of organic business strategies that can compound for years to come. This was characterized by two important themes: our share capture overwhelming the drag of the macro, and the substantial flow through of that growth to the bottom line. We expect our topline growth and flow through to adjusted EBITDA to be the bedrock of our story for years to come,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.
Other Fourth Quarter Highlights
•Active customers totaled 21.3 million as of December 31, 2025, a decrease of 0.5% year over year.
•LTM net revenue per active customer was $586 as of December 31, 2025, an increase of 5.6% year over year

•Orders per customer, measured as LTM orders delivered divided by active customers, was 1.88 for the fourth quarter of 2025, compared to 1.85 for the fourth quarter of 2024
•Orders delivered in the fourth quarter of 2025 were 11.1 million, an increase of 3.7% year over year
•Repeat customers placed 79.1% of total orders delivered in the fourth quarter of 2025, compared to 79.4% in the fourth quarter of 2024
•Repeat customers placed 8.8 million orders in the fourth quarter of 2025, an increase of 3.5% year over year.
•Average order value was $301 in the fourth quarter of 2025, compared to $290 in the fourth quarter of 2024
•64.9% of total orders delivered were placed via a mobile device in the fourth quarter of 2025, compared to 64.5% in the fourth quarter of 2024
Key Financial Statement and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,337	$3,121	$12,457	$11,851
Gross profit	$1,010	$941	$3,765	$3,574
Income (loss) from operations	$84	$(117)	$17	$(461)
Net loss	$(116)	$(128)	$(313)	$(492)
Loss per share
Basic	$(0.89)	$(1.02)	$(2.44)	$(4.01)
Diluted	$(0.89)	$(1.02)	$(2.44)	$(4.01)
Net cash provided by operating activities	$202	$162	$534	$317
Key Operating Metrics:
Active customers (1)	21	21	21	21
LTM net revenue per active customer (2)	$586	$555	$586	$555
Orders delivered (3)	11	11	40	40
Average order value (4)	$301	$290	$312	$300
Non-GAAP Financial Measures:
Adjusted Gross Profit	$1,012	$943	$3,774	$3,584
Contribution Profit	$511	$398	$1,892	$1,661
Adjusted EBITDA	$224	$96	$743	$453
Free Cash Flow	$145	$102	$329	$83
Adjusted Diluted (Loss) Earnings per Share	$0.85	$(0.25)	$2.60	$0.13
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available; in those cases, we estimate delivery dates using historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2025 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://events.q4inc.com/analyst/604463571?pwd=TZgoop56. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://events.q4inc.com/attendee/604463571. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, and we make it easy to create a home that is just right for you. Whether you're looking for that perfect piece or redesigning your entire space, Wayfair offers quality finds for every style and budget, and a seamless experience from inspiration to installation.
The Wayfair family of brands includes:
•Wayfair: Every style. Every home.
•AllModern: Modern made simple.
•Birch Lane: Classic style for joyful living.
•Joss & Main: The ultimate style edit for home.
•Perigold: The destination for luxury home.
•Wayfair Professional: A one-stop Pro shop.

Media Relations Contact:
Tara Lambropoulos
PR@wayfair.com
Investor Relations Contact:
Ryan Barney
IR@wayfair.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding our investment plans and anticipated returns on those investments; our plans for growth, including customer growth; our future results of operations and financial position; available liquidity and access to financing sources; anticipated results of cost-cutting and liability and dilution management exercises; our business strategy; plans and objectives of management for future operations, including regarding our physical retail stores and omni-channel strategy; investment in our logistics network; consumer activity and behaviors; developments in our technology and systems, including our use of artificial intelligence and machine learning technologies and the anticipated results of those developments; and the impact of macroeconomic events, including interest rates, tariffs and inflation, and our response to such events. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including economic instability, changes in laws and regulations and other governmental actions or policies, including those related to taxes and new or increased tariffs, and the uncertainty surrounding potential changes in such laws and regulations or other potential governmental actions or policies; export controls, sustained higher interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; risks relating to our liability and dilution management exercises; our ability to manage the impacts of our restructurings and workforce reductions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to curate, market, grow and maintain strong brands; and our ability to expand our business and compete successfully, including risks relating to achieving the anticipated benefits of investments in our technology and systems, including generative AI. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2025	2024

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,476	$1,316
Short-term investments	66	56
Accounts receivable, net	132	155
Inventories	71	76
Prepaid expenses and other current assets	256	274
Total current assets	2,001	1,877
Operating lease right-of-use assets	862	925
Property and equipment, net	516	603
Other non-current assets	61	54
Total assets	$3,440	$3,459
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,202	$1,246
Other current liabilities	927	1,124
Total current liabilities	2,129	2,370
Long-term debt	3,233	2,882
Operating lease liabilities, net of current	835	929
Other non-current liabilities	25	33
Total liabilities	6,222	6,214
Stockholders' deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2025 and December 31, 2024	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 108,365,428 and 100,762,581 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 21,978,295 and 24,658,295 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively.	—	—
Additional paid-in capital	2,073	1,751
Accumulated deficit	(4,823)	(4,510)
Accumulated other comprehensive (loss) income	(32)	4
Total stockholders' deficit	(2,782)	(2,755)
Total liabilities and stockholders' deficit	$3,440	$3,459

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except per share data)
Net revenue (1)	$3,337	$3,121	$12,457	$11,851
Cost of goods sold (2)	2,327	2,180	8,692	8,277
Gross profit	1,010	941	3,765	3,574
Operating expenses:
Customer service and merchant fees (2)	125	120	471	470
Advertising	379	429	1,425	1,472
Selling, operations, technology, general and administrative (2)	437	474	1,776	1,977
Impairment and other related net charges	—	35	23	37
Restructuring and other charges, net	(15)	—	53	79
Total operating expenses	926	1,058	3,748	4,035
Income (loss) from operations	84	(117)	17	(461)
Interest expense, net	(36)	(14)	(119)	(29)
Other income (expense), net	3	(24)	31	(21)
(Loss) gain on debt extinguishment, net	(165)	29	(233)	29
Loss before income taxes	(114)	(126)	(304)	(482)
Provision for income taxes, net	2	2	9	10
Net loss	$(116)	$(128)	$(313)	$(492)
Loss per share
Basic	$(0.89)	$(1.02)	$(2.44)	$(4.01)
Diluted	$(0.89)	$(1.02)	$(2.44)	$(4.01)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	130	125	128	123
Diluted	130	125	128	123
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions)
U.S. net revenue	$2,942	$2,740	$10,973	$10,373
International net revenue	395	381	1,484	1,478
Net revenue	$3,337	$3,121	$12,457	$11,851
(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions)
Cost of goods sold	$2	$2	$9	$10
Customer service and merchant fees	3	4	14	19
Selling, operations, technology, general and administrative	79	82	322	382
Total equity-based compensation and related taxes	$84	$88	$345	$411

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2025	2024

	(in millions)
Cash flows from operating activities
Net loss	$(313)	$(492)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	305	387
Equity-based compensation expense	335	395
Amortization of debt discount and issuance costs	9	9
Gain on lease modification	(15)	—
Impairment and other related net charges	23	37
Loss (gain) on debt extinguishment	233	(29)
Other non-cash adjustments	6	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	29	(35)
Inventories	6	(2)
Prepaid expenses and other assets	11	10
Accounts payable and other liabilities	(95)	38
Net cash provided by operating activities	534	317

Cash flows for investing activities
Purchase of short- and long-term investments	(115)	(67)
Sale and maturities of short- and long-term investments	101	39
Purchase of property and equipment	(70)	(73)
Site and software development costs	(135)	(161)
Other investing activities, net	—	—
Net cash used in investing activities	(219)	(262)

Cash flows for financing activities
Proceeds from issuance of debt, net of issuance costs	1,383	786
Premiums paid for capped call confirmations	—	—
Payment of principal upon maturity of debt	(157)	(117)
Payments to extinguish debt	(1,315)	(741)
Payments of taxes related to net share settlement of equity awards	(89)	—
Unwind of capped calls	49	3
Net cash used in financing activities	(129)	(69)
Effect of exchange rate changes on cash and cash equivalents	(30)	8
Net increase (decrease) in cash, cash equivalents and restricted cash	156	(6)

Cash, cash equivalents and restricted cash
Beginning of period	$1,320	$1,326
End of period	$1,476	$1,320

Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Contribution Profit, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our core operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted Gross Profit as gross profit plus stock-based compensation and related taxes included in cost of goods sold. Adjusted Gross Margin is calculated as Adjusted Gross Profit as a percentage of revenue for the same period. We disclose Adjusted Gross Profit and Adjusted Gross Margin because they are important indicators of our business performance, as they provide visibility into our underlying gross profitability by excluding the impact of non-cash stock-based compensation expense. Accordingly, we believe these metrics provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and the board of directors.
We calculate Contribution Profit as Adjusted Gross Profit less customer service and merchant fees and less advertising expense, plus stock-based compensation and related taxes included in customer service and merchant fees. Contribution Margin is calculated as Contribution Profit as a percentage of revenue for the same period. We believe that these adjustments to gross profitability provide a more meaningful understanding of the economic impact of orders fulfilled through our platform, as they incorporate the direct expenses associated with generating and servicing customer demand and isolate key cost drivers. Accordingly, we believe that Contribution Profit and Contribution Margin offer useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and the board of directors.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision for income taxes, net, non-recurring items and other items not indicative of our core operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, management uses Adjusted EBITDA as a measure of profitability, and our references in this earnings release and the related earnings conference call to profitability (other than references to GAAP gross profit) are references to Adjusted EBITDA. We believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, other items not indicative of our core operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.

We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Margin for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except percentages)
Reconciliation of Adjusted Gross Profit:
Gross profit	$1,010	$941	$3,765	$3,574
Gross margin	30.3%	30.2%	30.2%	30.2%
Add: Equity-based compensation and related taxes included in cost of goods sold	2	2	9	10
Adjusted Gross Profit	$1,012	$943	$3,774	$3,584
Adjusted Gross Margin	30.3%	30.2%	30.3%	30.2%

The following table reflects the reconciliation of Adjusted Gross Profit to Contribution Profit and Contribution Profit Margin for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except percentages)
Reconciliation of Contribution Profit:
Net revenue	$3,337	$3,121	$12,457	$11,851
Less: Cost of goods sold	2,327	2,180	8,692	8,277
Gross profit	1,010	941	3,765	3,574
Add: Equity-based compensation and related taxes included in cost of goods sold	2	2	9	10
Adjusted Gross Profit	1,012	943	3,774	3,584
Adjusted Gross Margin	30.3%	30.2%	30.3%	30.2%
Less: Customer service and merchant fees	125	120	471	470
Less: Advertising	379	429	1,425	1,472
Add: Equity-based compensation and related taxes included in customer service and merchant fees	3	4	14	19
Contribution Profit	$511	$398	$1,892	$1,661
Contribution Margin	15.3%	12.8%	15.2%	14.0%

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA margin for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except percentages)
Reconciliation of Adjusted EBITDA:
Net loss	$(116)	$(128)	$(313)	$(492)
Depreciation and amortization	71	90	305	387
Equity-based compensation and related taxes	84	88	345	411
Interest expense, net	36	14	119	29
Other (income) expense, net	(3)	24	(31)	21
Provision for income taxes, net	2	2	9	10
Other:
Impairment and other related net charges (1)	—	35	23	37
Restructuring and other charges, net (2)	(15)	—	53	79
Loss (gain) on debt extinguishment (3)	165	(29)	233	(29)
Adjusted EBITDA	$224	$96	$743	$453

Net revenue	$3,337	$3,121	$12,457	$11,851
Net loss margin	(3.5)%	(4.1)%	(2.5)%	(4.2)%
Adjusted EBITDA Margin	6.7%	3.1%	6.0%	3.8%

(1)
During the year ended December 31, 2025, we recorded net charges of $23 million, inclusive of $20 million associated with the Germany Restructuring and weakened macroeconomic conditions in connection with its German operations and $3 million associated with changes in sublease market conditions for a technology center in the U.S. During the year ended December 31, 2024, we recorded net charges of $37 million, inclusive of $34 million associated with weakened macroeconomic conditions in connection with our German operations, $2 million related to changes in sublease market conditions and $1 million related to construction in progress assets at identified U.S. locations.

(2)
During the three months ended December 31, 2025, we recorded a gain on lease modification of $15 million, related primarily to the early exit of a portion of our corporate office location. During the year ended December 31, 2025, we incurred $53 million of charges consisting primarily of one-time employee severance, benefits, relocation and transition costs. This is inclusive of $48 million related to the Germany Restructuring and $20 million related to the March 2025 workforce reduction, partially offset by the gain on lease modification of $15 million. During the year ended December 31, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reduction.

(3)
During the three month ended December 31, 2025, we recorded a $165 million loss on debt extinguishment upon repurchase of $210 million in aggregate principal amount of the 2027 Notes. During the year ended December 31, 2025, we recorded a $233 million loss on debt extinguishment upon repurchase of $210 million in aggregate principal amount of the 2027 Notes, $101 million in aggregate principal amount of the 2028 Notes, $80 million in aggregate principal of the 2025 Notes, and $696 million in aggregate principal amount of the 2026 Notes. During the three months and year ended December 31, 2024, we recorded a $29 million gain on debt extinguishment upon repurchase of $518 million in aggregate principal amount of the 2025 Notes, $215 million in aggregate principal amount of the 2026 Notes and the remaining $39 million in aggregate principal amount of the 2025 Accreting Notes.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions)
Segment Adjusted EBITDA:
US	$234	$110	762	571
International	(10)	(14)	(19)	(118)
Adjusted EBITDA	$224	$96	$743	$453
The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions)
Net cash provided by operating activities	$202	$162	$534	$317
Purchase of property and equipment	(25)	(20)	(70)	(73)
Site and software development costs	(32)	(40)	(135)	(161)
Free Cash Flow	$145	$102	$329	$83

A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted loss per share - net loss	$(116)	$(128)	$(313)	$(492)
Adjustments to net loss
Interest expense associated with convertible debt instruments	11	—	50	—
Equity-based compensation and related taxes	84	88	345	411
Provision for income taxes, net	2	2	9	10
Other:
Impairment and other related net charges	—	35	23	37
Restructuring and other charges, net	(15)	—	53	79
Loss (gain) on debt extinguishment	165	(29)	233	(29)
Numerator for Adjusted Diluted Earnings (Loss) per Share - Adjusted net income (loss)	$131	$(32)	$400	$16

Denominator:
Denominator for basic and diluted loss per share - weighted-average number of shares of common stock outstanding	130	125	128	123
Adjustments to effect of dilutive securities:
Restricted stock units	—	—	—	1
Performance stock units	2	—	—	—
Convertible debt instruments	22	—	26	—
Denominator for Adjusted Diluted Earnings (Loss) per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	154	125	154	124
Diluted Loss per Share	$(0.89)	$(1.02)	$(2.44)	$(4.01)
Adjusted Diluted Earnings (Loss) per Share	$0.85	$(0.25)	$2.60	$0.13
Quarterly Financial Metrics (Unaudited)
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2025:

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

	(in millions)
Segment Financial Metrics:
U.S. Net Revenue	$2,942	$2,728	$2,874	$2,429	$2,740	$2,512	$2,730	$2,391
U.S. Adjusted EBITDA	$234	$209	$224	$95	$110	$141	$199	$121
International Net Revenue	$395	$389	$399	$301	$381	$372	$387	$338
International Adjusted EBITDA	$(10)	$(1)	$(19)	$11	$(14)	$(22)	$(36)	$(46)

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

	(in millions)
Net (loss) income	$(116)	$(99)	$15	$(113)	$(128)	$(74)	$(42)	$(248)
Depreciation and amortization	71	75	78	81	90	94	99	104
Equity-based compensation and related taxes	84	92	101	68	88	98	98	127
Interest expense, net	36	31	29	23	14	5	4	6
Other expense (income), net	(3)	5	(23)	(10)	24	(8)	1	4
Provision (benefit) for income taxes, net	2	2	2	3	2	3	2	3
Other:
Impairment and other related net charges (1)	—	—	—	23	35	1	1	—
Restructuring and other charges, net (2)	(15)	3	9	56	—	—	—	79
Loss (gain) on debt extinguishment, net (3)	165	99	(6)	(25)	(29)	—	—	—
Adjusted EBITDA	$224	$208	$205	$106	$96	$119	$163	$75

(1)
During the year ended December 31, 2025, we recorded net charges of $23 million, inclusive of $20 million associated with weakened macroeconomic conditions in connection with our German operations, $3 million related to changes in sublease market conditions. During the year ended December 31, 2024, we recorded net charges of $37 million, inclusive of $34 million associated with weakened macroeconomic conditions in connection with our German operations, $2 million related to changes in sublease market conditions and $1 million related to construction in progress assets at identified U.S. locations.

(2)
During the year ended December 31, 2025, we incurred $53 million of charges consisting primarily of one-time employee severance, benefits, relocation and transition costs. This is inclusive of $48 million related to the Germany Restructuring and $20 million related to the March 2025 workforce reduction. Additionally, we recorded a gain on lease modification of $15 million, related primarily to the early exit of a portion of our corporate office location. During the year ended December 31, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reductions.

(3)
During the year ended December 31, 2025, we recorded a $233 million loss on debt extinguishment upon repurchase of $210 million in aggregate principal amount of the 2027 notes, $101 million in aggregate principal amount of the 2028 Notes, $80 million in aggregate principal amount of the 2025 Notes and $696 million in aggregate principal amount of the 2026 Notes. During the year ended December 31, 2024, we recorded a $29 million gain on debt extinguishment upon repurchase of $518 million in aggregate principal amount of the 2025 Notes, $215 million in aggregate principal amount of the 2026 Notes and the remaining $39 million in aggregate principal amount of the 2025 Accreting Notes.